GENERAL SERVICES AGREEMENT


         This Agreement dated as of __________ ___, 1997 (the "Agreement"), is made by and between Marcam Corporation, a Massachusetts corporation (the "Company"), and Marcam Solutions, Inc., a Delaware corporation ("Marcam Solutions").

         WHEREAS, the Company and Marcam Solutions are parties to a certain Distribution Agreement dated as of ___________ ___, 1997 (the "Distribution Agreement") relating to the transfer of certain assets and liabilities of the Company to Marcam Solutions;

         WHEREAS, each party hereto has requested that the other party provide it with certain consulting, management, administrative and legal services.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in this Agreement and the Distribution Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Marcam Solutions (the "Parties" and each a "Party") hereby agree as follows:

         1. Services to be Rendered. Each Party shall render to the other from time to time, upon request and subject to the availability of necessary resources, those routine and ordinary tax, accounting, legal, administrative and securities laws reporting-related services consistent with past practice and which such other Party can provide with its existing staff and facilities (the "Services"). By agreeing to provide the Services as an accommodation to each other, neither Party is making any representations or warranties as to the quality, suitability or adequacy of the Services for any purpose or use. In providing the Services, neither Party shall be obligated to (i) hire any additional employees; (ii) maintain the employment of any specific current employees; (iii) maintain any specific level of staffing; or (iv) purchase, lease, or license any additional equipment, software or facility. Each Party shall be responsible for scheduling times for the performance of all Services and shall use its reasonable efforts to provide the other Party with advance notice of its requirements for Services to facilitate its employee scheduling and preparation for such Services in a manner that does not conflict with such Party's employees' other responsibilities. This Agreement shall not apply to Services provided pursuant to the Tax Sharing Agreement (as defined in the Distribution Agreement).

         2. Compensation. For the Services rendered by one Party to the other Party pursuant to this Agreement, the Party requesting Services shall pay to the Party providing Services a proration of the salary, taxes, benefit plan compensation, medical and other insurance and other similar employment expenses of the persons providing the relevant Services, plus (i) a proration of the overhead costs, including, without limitation, corporate office use and utilities related to such persons; and (ii) directly related out-of-pocket expenses, including, without limitation, travel, meals, couriers and third-party consultants and experts (the "Allocated Amounts"). The Allocated Amounts are intended to allow the Party providing Services to recover only its costs and expenses without realizing any profit. The Allocated Amounts will be invoiced at the end of


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each month during the term of this Agreement and the Party requesting Services shall pay to the Party providing Services such invoiced amounts within thirty days of receipt of the invoice.

         3.       Term; Termination.

                  (a) This Agreement shall be effective as of the date hereof and shall continue in full force and effect until September 30, 1998 (the "Term"), unless sooner terminated as provided herein. Notwithstanding the foregoing, the Parties hereto may agree from time to time to discontinue providing or receiving particular Services as provided hereunder.

                  (b) Either Party may terminate this Agreement by written notice to the other Party, effective immediately upon its sending, if the other Party shall file a petition in bankruptcy, shall be adjudicated as bankrupt, shall take advantage of the insolvency laws of any jurisdiction to which it is subject, shall make an assignment for the benefit or creditors, shall be voluntarily or involuntarily dissolved, shall admit in writing its inability to pay debts as they come due, or shall have a receiver, trustee or other court officer appointed for its property.

                  (c) Either Party may terminate this Agreement if the other Party shall fail to perform or shall be in breach of any of its material obligations hereunder, and shall have failed or been unable to remedy said failure or breach within thirty (30) days after receipt of written notice from the nonbreaching Party with respect thereto. In addition to the foregoing, the nonbreaching Party shall be entitled all remedies available under law or equity, subject to the limitations on liability expressed herein.

                  (d) The Parties' rights and obligations under Sections 2 and 4 though 14 shall survive any expiration or termination of this Agreement.

         4.       Confidentiality; Records.

                  (a) For purposes of this Agreement, "Confidential Information" shall mean all information disclosed by one Party to the other Party pursuant to this Agreement and identified by the disclosing Party as confidential, or if disclosed orally, summarized in written format within thirty (30) days of disclosure. Notwithstanding the foregoing, any and all technical and business information disclosed by one Party to the other pursuant to this Agreement in any manner or form including, but not limited to, financial plans and records, marketing plans, business strategies, trade secrets, present and proposed products, computer software programs, source code, technical documentation relating to any software and any enhancements thereto, relationships with third parties, customer lists, information regarding customers, suppliers, founders, employees and affiliates shall be deemed to be Confidential Information, regardless of whether it is disclosed in writing or marked as proprietary or confidential.

                  (b) The Parties, their successors, assignees, officers, directors, employees and agents each agree that all information provided in connection with this Agreement will be provided subject to the following terms and conditions: (i) Confidential Information of the other Party will be protected from disclosure to anyone other than the directors, officers, employees


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and agents of the receiving Party who have a need to have access to such
Confidential Information to perform obligations under, or obtain the benefits of, this Agreement and each Party will use the same degree of care to protect Confidential Information of the other Party as it uses to protect its own Confidential Information of like importance, but no less than a reasonable degree of care; (ii) the disclosing Party's Confidential Information will be used only as necessary for performance of the receiving Party's obligations due or rights conveyed under this Agreement and neither Party will make more copies of the Confidential Information than is necessary; (iii) the receiving Party will not have any obligation with respect to any Confidential Information of the disclosing Party which the receiving Party can establish is or becomes publicly available through no wrongful act of the receiving Party, was lawfully obtained by the receiving Party from a third party without any obligation to maintain the Confidential Information as proprietary or confidential, was previously known to the receiving Party without any obligation to keep it confidential or was independently developed by the receiving Party; (iv) no license to either parties' Confidential Information is either granted or implied by the disclosure of Confidential Information; (v) on the earlier of fourteen (14) days of a request by the disclosing Party or termination or expiration of this Agreement, the receiving Party shall return all property, including but not limited to, documents, records, tapes and any other media as well as all copies thereof in its possession or under its control that contains Confidential Information of the disclosing Party; (vi) the duties and obligations to protect Confidential Information will survive termination of this Agreement; and (vii) the Parties recognize and acknowledge that the Confidential Information may have competitive value and that irreparable damage might result to the disclosing Party if Confidential Information is improperly disclosed by the receiving Party to any nonauthorized third party. The Parties agree that legal proceedings at law or in equity, including injunctive relief, may be appropriate in the event of a breach hereof.

                  (c) Each Party shall maintain for a reasonable period of time accurate records of all matters which relate to its obligations hereunder. To the extent that such records may be relevant in determining if a Party is complying with its obligations hereunder, the other Party and its authorized representatives shall, on reasonable prior notice, have access to such records for inspection, copying and audit during normal business hours.

         5. Prevention of Performance. No Party shall be determined to be in violation of this Agreement if it is prevented or delayed from performing any of its obligations hereunder for any reason beyond its reasonable control, including, without limitation, acts of God, nature or of public enemy, strikes or limitations of law, regulations or rules of the Federal or of any state or local government or of any agency thereof.

         6.       Independent Contractor; Indemnification.

                  (a) It is expressly agreed by the Parties hereto that each is at all times acting and performing hereunder as an independent contractor and not as agent for the other, and that no act of commission or omission of either Party hereto shall be construed to make or render the other Party its principal, agent, joint venturer or associate, except to the extent specified herein.

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                  (b) Each Party shall indemnify, defend and hold the other
Party and its directors, officers, employees and agents harmless from and against all damages, losses and reasonable out-of-pocket expenses (including fees) incurred by such Party in the course of performing the duties prescribed hereby, except for damages, losses and out-of-pocket expenses incurred as a result of any willful misconduct or gross negligence of any director, officer, employee or agent of the other Party.

                  (c) Neither Party assumes any responsibility under this Agreement other than to render the Services called for under this Agreement in good faith and shall have no liability to the other Party, except for gross negligence or willful misconduct. Each Party's sole remedy on account of the failure of the other to render the Services as and when required hereunder shall be to procure services elsewhere.

         7. Notices. All notices, requests and other communications to either Party shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission, by registered mail or certified mail, return receipt requested, postage prepaid or by reliable overnight courier service, in each case, to the respective addresses specified below (or to such address as may be specified in writing by one Party to the other). All notices shall be effective when received if delivered by hand or facsimile, three (3) business days after mailing, if mailed, and one (1) business day after delivery to a reliable overnight courier service.

              If to the Company:                 MAPICS, Inc.
                                                 5775-D Glenridge Drive
                                                 Atlanta, GA 30328
                                                 Attn:  Chief Executive Officer
                                                 Telecopy:  (404) 705-3140

              If to Marcam Solutions:            Marcam Solutions, Inc.
                                                 95 Wells Avenue
                                                 Newton, MA 02159
                                                 Attn:  Chief Executive Officer
                                                 Telecopy:  (617) 964-5614

         8. Entire Agreement. This Agreement, together with the Distribution Agreement, constitute the full and complete understanding of the parties with respect to the subject matter hereof and these documents together supersede and terminate all other prior or contemporaneous agreements between the parties, whether oral or written, with respect to the subject matter therein. No representation, promise, inducement or statement of intention has been made by either Party which is not set forth in this Agreement and neither shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         9. Waiver; Amendment; Remedies. No waiver of any default hereunder shall operate as a waiver of any other default or of a similar default on a future occasion. No amendment or waiver of this Agreement or any provision hereof shall be binding upon either Party unless made


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in writing and, with respect to an amendment, signed by the parties or, with respect to a waiver, signed by the Party from whom a waiver of enforcement is sought. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available at law or in equity.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, but may not be assigned by either Party without the prior written consent of the other.

         11. Authority to Act. Neither Party shall have the authority to act in the other party's name except as is expressly provided for in this Agreement.

         12. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

         13. Severability. The provisions of this Agreement are severable, and the invalidity of any provisions shall not affect the validity of any other provision.

         14. Governing Law. This Agreement shall be governed by, and construed and enforced with, the substantive law of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.


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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                 MARCAM CORPORATION



                                 By:      ________________________________
                                          Name:
                                          Title:


                                 MARCAM SOLUTIONS, INC.


                                 By:      ________________________________
                                          Name:
                                          Title: